Exhibit (p)(26)

METIS GLOBAL PARTNERS, LLC CODE OF ETHICS
DATED MAY, 2015

This Code of Ethics (the “Code”) applies to all Access Persons, as defined in Section 1(a) below, of Metis Global Partners, LLC (“Metis” or the “Firm”).

1.	Definitions

(a)	“Access Person” means, for the purposes of the Code, all employees of the Firm, including any director, officer, general partner, or advisory person of the Firm, and any independent contractors who have access to non-public information regarding clients’ purchases or sales of securities, are involved in making securities recommendations to clients, or who has access to such recommendations that are non-public.

(b)	“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

(c)	“Beneficial Ownership” means any interest in a security for which an Access Person can directly or indirectly receive a monetary benefit, which may include the right to buy or sell a security, to direct the purchase or sale of a security, or to vote or direct the voting of a security (see Appendix 1 of this section for Examples of Beneficial Ownership). Note: This broad definition of “beneficial ownership” does not necessarily apply for purposes of other securities laws or for purposes of estate or income tax reporting or liability. An employee may declare that the reporting or recording of any securities transaction should not be construed as an admission that he or she has any direct or indirect beneficial ownership in the security for other purposes.

(d)	“Covered Person” means:

i.	Any general partner, managing member or executive officer, or other individual with a similar status or function;
ii.	Any employee who solicits a government entity for Metis and any person who supervises, directly or indirectly, such employee; and
iii.	Any political action committee controlled by Metis or by any person described in paragraphs (i) and (ii) above.

(e)	“Covered Securities” or “Securities” means securities that are covered by the Code.

Such covered securities include, but are not necessarily limited to:

•	Equity securities including common and preferred stock, which do not fall within the Exempted Transactions listed in section 4(b)(1) below;
•	Restricted Securities;
•	Corporate and Municipal bonds;
•	Exchange Trade Funds;
•	Investments convertible into, or exchangeable for, stock or debt securities;
•	Any derivative instrument relating to any of the above securities, including options, warrants and futures; and
•	Any interest in a partnership investment in any of the foregoing.

(f)	“Blackout Period” means an interval of time during which Access Persons may not trade the investments contained in their personal brokerage accounts.

(g)	“Exchange Traded Funds” (“ETFs”) are shares of ownership in either funds, unit investment trusts or depository receipts that hold portfolios of common stocks that closely track the performance and dividend yield of specific indices.

(h)	“Exempt Transactions” means any transaction exempt from the pre-clearance, holding and/or reporting requirements under the Code. Such transactions are still subject to the Code of Ethics, and may still be reviewed by the CCO. “Exempt Transactions” means any of the following:

i.	Transactions in an account over which an Access Person has no direct or indirect influence or control (e.g., mutual fund accounts);
ii.	Transactions in any account which is managed on a discretionary basis by a person other than the Access Person where the Access Person does not influence or control the transaction (e.g., wrap-fee / managed account programs);
iii.	Transactions that are involuntary (such as stock splits, spin-offs, automatic dividends reinvestment plan, or that which may result from divorce or inheritance);
iv.	Purchase as a result of the exercise of rights issued pro rata to all holders of a class of securities, to the extent that such rights were acquired from the issuer, and the sale of such rights; and
v.	Purchases that are part of an automatic investment plan. However, your initial purchase into this program must be pre-cleared with Compliance and reported on your first quarterly report after starting the program. If you ever contribute more than the automatic deduction to this plan, you must pre-clear this transaction as if it were a non-exempt transaction.
vi.	Transactions in an employer-related security obtained as part of employee compensation like ESOPs (employee stock-options), ESPP (employee stock purchase plan) and RSUs (restricted stock units)

(i)	“Exempt Securities” means any transaction exempt from the pre-clearance, holding and/or reporting requirements under the Code. Such transactions are still subject to the Code of Ethics, and may still be reviewed by the Chief Compliance Officer or designee.

i.	A purchase or sale of shares of an open-end mutual fund, (excluding ETFs and Reportable Funds);
ii.	U.S. treasury bonds, treasury notes, treasury bills, U.S. Savings Bonds, and other instruments issued by the U.S. government or its agencies or instrumentalities;
iii.	Debt instruments issued by a banking institution, such as bankers’ acceptances and bank certificates of deposit (excluding corporate or high yield bonds);
iv.	Commercial paper; and
v.	Repurchase agreements.

(j)	“Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Bank Secrecy Act of 1970, as it applies to fund and investment advisers, Title V of the Gramm-Leach-Bliley Act of 1999, the Sarbanes-Oxley Act of 2002, any rules adopted by the SEC under any of these statutes and any rules adopted thereunder by the SEC, Department of Labor or the Department of Treasury.

(k)	“Initial Public Offering” (“IPO”) means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(l)	“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) (15 U.S.C. 77d(2) or 77(d)(6)) or pursuant to 230.504, 230.505, or 230.506 of this chapter. For example, a private placement would be considered a limited offering.

(m)	“Personal Account” means every account for which an Access Person may directly or indirectly influence or control the investment decisions of the account and otherwise be deemed to have Beneficial Ownership. This typically includes accounts of (a) any Access Person, (b) the spouse of such Access Person, (c) any children living in the same household of such Access Person, and/or (d) any other person residing in the same household of such Access Person, if such Access person has a beneficial interest in such account(s). Each of the above accounts is considered a personal account of the Access Person. Any account where the Access Person has given written discretionary authority to a third party, such as an outside investment adviser, would not be considered a “Personal Account” (Please note the Access Person must provide the CCO with a copy of the written discretionary authority).

(n)	“Prohibited Transactions” means a personal securities transaction prohibited by this Code.

(o)	“Purchase or Sale of a Security” means the buying or selling of any stock and includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a security that is exchangeable for or convertible into a security.

(p)	“Reportable Fund” means (i) any fund for which the Firm serves as an investment adviser as defined in section 2(a)(2) of the Investment Company Act of 1940; or (ii) any fund whose investment adviser or principal underwriter controls the Firm, is controlled by the Firm, or is under common control with the Firm. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act.

(q)	“Restricted Securities” means Covered Securities that have been identified by the Firm as securities that are under consideration for either purchase or sale in client portfolios or being actively traded in client portfolios.

(r)	“Secondary Offering” means an offering of securities of a publicly traded company that prior to the offering were not registered under the Securities Act of 1933, as amended.

(s)	“Supervised Persons” Section 202(a) (25) of the Advisers Act defines “supervised person” as its partners, officers, directors (or other persons occupying a similar status or performing similar functions) and employees, as well as any other persons who provides advice on behalf of the adviser and are subject to the adviser’s supervision and control.

2.	Fiduciary Obligations, Ethical Principles and Standards of Business Conduct

The Firm and its Access Persons have an ongoing fiduciary responsibility to the Firm’s clients and must ensure that the needs of the clients always come first. The Firm holds its Access Persons to a very high standard of integrity and business practices. In serving its clients, the Firm and its Access Persons must at all times deal with clients in an honest and ethical manner and comply with all the Federal Securities Laws.

While affirming its confidence in the integrity and good faith of its Access Persons, the Firm understands that the knowledge of present or future client portfolio transactions and the power to influence client portfolio transactions, if held by such individuals, places them in a position where their personal interests might become conflicted with the interests of the Firm’s clients. Such conflicts of interest could arise, for example, if securities are bought or sold for personal accounts in a manner that either competes with the purchase or sale of securities for clients results in an advantageous position for the personal accounts.

Because the Firm is a fiduciary to its clients, Access Persons must avoid actual and potential conflicts of interest with the Firm’s clients. Therefore, in view of the foregoing and in accordance with the provisions of Rule 204a-1 under the Investment Advisers Act, the Firm has adopted this Code to outline general fiduciary principles and standards of business conduct, prohibit certain types of activities that are deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict) and to outline reporting requirements and enforcement procedures.

In addition, Access Persons must adhere to the following general principles as well as to the Code’s specific provisions:

(a)	At all times, the interests of the Firm’s clients must come first;
(b)	Personal securities transactions must be conducted consistent with the Code and in a manner that avoids any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and
(c)	No inappropriate advantage should ever be taken that is contrary to the Firm’s responsibilities and duties to its clients.

3.	Unlawful Actions

It is unlawful for any Access Person:

(a)	To employ any device, scheme or artifice to defraud a client;
(b)	To make any untrue statement of a material fact to any of the Firm’s clients or omit to state a material fact necessary in order to make the statements made to a client, in light of the circumstances under which they are made, not misleading;
(c)	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a client; or
(d)	To engage in any manipulative practice with respect to a client.

This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield Access Persons from liability for personal trading or other conduct that violates a fiduciary duty to Firm clients.

4.	Procedures regarding trading by Access Persons in Personal Accounts

1.	Pre-clearance Approval: No Access Person may purchase or sell any Covered Securities in a Personal Account, with the exception of the Exempted Transactions, without written preapproval by the CCO. All preapproved trades must be completed no later than the close of business on the next trading day after written approval is received. Since the CCO also is the Principal of the Firm, she shall be responsible for documenting written preapproval of all personal trades of the Firm.

Prohibited Securities: In accounts of beneficial ownership, Members and Employees of Metis shall be prohibited from owning, having a financial interest in, and trading all debt and equity financial instruments of publicly-traded issuers including the following (“Prohibited Securities”):

•	Common and preferred stock;
•	Investment and non-investment grade debt securities;
•	Investments convertible into or exchangeable for stock or debt securities;
•	Any derivative instrument relating to any of the above securities, including options, warrants and futures; and
•	Shares of closed-end investment companies, also known as exchange-traded funds and closed-end mutual funds, where one stock represents more than 25% of the value of the fund.

Permitted Securities: In accounts of beneficial ownership, Members and Employees shall be permitted to own and trade the following securities (“Permitted Securities”):

•	Debt securities issued by the U.S. government, its agencies or instrumentalities;
•	Bankers’ acceptances;
•	Bank certificates of deposit;
•	Commercial paper;
•	Municipal bonds;
•	Stock indices;
•	Shares of closed-end investment companies, also known as exchange-traded funds and closed-end mutual funds, where no one stock represents more than 25% of the equity value of the fund;
•	Shares of registered open-end investment companies; and
•	Purchase or sale of $50,000 principal amount or less (over a rolling 30-day period) of any debt where the issuer’s market capitalization is greater than $1 billion.

Prohibition on IPO and Limited Offerings: Access Persons are prohibited from purchasing any IPO, including any secondary offering and offerings made on the Internet, and any limited offerings, including private placements.

Blackout Period: No Access Person may purchase or sell shares of a Covered Security in a Personal Account on the same business day before or after any client transaction in the same Covered Security.

Ban on Short-term Trading Profits: Access Persons must hold each Covered Security for a period of not less than ten (60) calendar days from date of acquisition, absent written consent by the CCO.

Misuse of Non-Public Information: No Access Person shall divulge or act upon any material, non-public information as such activity is defined hereto in Appendix 2: Metis Global Partners, LLC Insider Trading Policies and Procedures, which are incorporated herein. Upon initial execution of this Code and annually thereafter, all Access Persons are required to read the Insider Trading Policies and Procedures, sign and date the acknowledgment of receipt and understanding form contained at the end of the section and send the executed form to the CCO within 15 days of receipt. See Appendix 3 for the Insider Trading Acknowledgement Form.

5.	Conflicts of Interest Issues

(a)	Political Contributions: (a) Political Contributions: Political Contributions (as such term is defined below) made to any candidate or official of any government entity where Metis has an existing or potential relationship with such government entity, either directly or indirectly, are regulated by federal and state laws. In order for Metis to ensure compliance with the applicable federal and state laws, all Metis Covered Persons (as defined in section 1 above), as well as family members (including a spouse, registered domestic partner, partner in a civil union, and children) living in the same household, must obtain written approval from the CCO prior to a Political Contribution being made using Appendix 4. Political Contributions (as defined below) to any one candidate or official, per election that in the aggregate would exceed $150.00 if the Covered Associate could not vote for the candidate or official, or $350.00 if the Covered Associate could vote for the candidate or official.

The CCO will review the applicable federal and state laws, along with any other information deemed necessary and provide the Covered Person with either written approval or a reason the Political Contribution cannot be made by the Covered Person.

New Metis employees must report at time of hire, their Political Contributions made within the last six months from date of hire, or within the last two years, if their employment requires the new employee to solicit clients on behalf of the Firm. Reporting will be to the CCO using Appendix 5.

Political Contribution means any gift, subscription, loan, advance, or deposit of money or anything of value made for:

i.	The purpose of influencing any election for federal, state or local office;
ii.	Payment of debt incurred in connection with any such election; or
iii.   Transition or inaugural expenses of the successful candidate for state or local office.

(b)	Charitable Donations: In order to avoid any potential or real conflicts of interests with clients, the Firm is prohibited from making any type of charitable donation either directly or indirectly, to any non-affiliated charitable organization:

i.	That is a client/investor or potential client/investor of the Firm;

ii.	Where a donation has been requested by a client/investor, potential client/investor or consultant; or
iii.	Where it could have the appearance of “pay to play” activity.

The Firm will maintain a list of all charitable donations with the following information about each contribution:

1.	Name of charitable organization receiving the donation.

2.	Amount and type of donation.

3.	Date donation was made.

(c)	Gifts: No Access Person shall accept or give any gift or other item (for the purpose of this Code “gifts” include but are not limited to cash, merchandise, prizes, travel expenses, entertainment tickets) of more than $100 in value from any person or entity that does business with or on behalf of the Firm. All gifts given and received that must be reported to the CCO at the time the gift was given and/or received. Meals, entertainment and travel in the presence of the person or entity that does or seeks to do business with Metis are permitted outside the $100 limit, but must be reported to the CCO prior to the event. See Appendix 6 for Gift Reporting Form.

(d)	Service on Boards: No Access Person shall serve on the board of directors of a company, institution, endowment, charity, or any other organization without prior written authorization by the CCO. If board service is authorized, such Access Person shall at all times ensure that they have no role in making any type of investment decisions with respect to the company, unless otherwise approved by the CCO. To receive pre-clearance authorization for board service, please complete the Metis Global Partners, LLC Outside Business Activities Form found in Appendix 7.

(e)	Outside Business Activities: While associated with Metis, no Access Person will accept outside employment or receive outside compensation without completing Metis Global Partners, LLC Outside Business Activities Form (Appendix 7) and obtaining written pre-approval by the CCO. (Please note: This procedure must be followed even if the outside activity is performed without receiving compensation.)

(f)	Volunteer Work: While associated with Metis, no Access Person may be involved with any type of activity which may bring negative publicity to Metis.

6.	Reporting and Compliance Procedures

(a)	Brokerage Statements: All Access Persons shall complete the Outside Brokerage Account Form (see Appendix 8) initially and anytime a new account is opened for a Personal Account, and otherwise provide all necessary information to the CCO so that the Firm may direct such broker(s) to send the CCO a copy of each trade confirmation and brokerage account statement generated for each of the Access Person’s Personal Brokerage Account(s) in which he/she has a beneficial interest.

(b)	Submission of Quarterly Reports: In order for the Firm to monitor compliance with the Code and to comply with Rule 204A-1 under the Investment Advisers Act, every Access Person shall be required to report to the CCO the information described below, or in the alternative, cause the Firm to receive or be provided with monthly/quarterly brokerage account statements that contain the following information:

i.	The date of the transaction (either trade date or settlement date), the name of the Covered Security, the symbol, the number of shares, the maturity date and/or the interest rate, if applicable, and the principal amount of each Security involved;

ii.	The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

iii.	The price of the Security at which the transaction was effected;

iv.	The name of the broker, dealer or bank with or through whom the transaction was effected; and

v.	The name and account number of the Personal Account.

For transactions in personal brokerage accounts for which Metis has not timely received1 a duplicate statement, the Access Person is required to complete and submit Metis Global Partners, LLC Personal Securities Transaction Report (see Appendix 9) within 30 days following quarter-end.

(c)	Initial and Annual Holdings Reports: No later than 10 days after becoming an Access Person, and annually thereafter, each Access Person must submit to the CCO a report of his or her personal securities holdings in Metis Global Partners Initial/Annual Holdings Report; (see Appendix 10). The report must include the following information, which must be as of a date no more than 45 days prior to the date the report was submitted:

i.	The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the Access Person has any direct or indirect beneficial ownership;

ii.	The name of the broker, dealer or bank with which the Access Person maintains an account in which the securities are held; and

iii.	The date the Access Person submits the report.

1	In the August 31, 2004 adoption of rule 204A-1 [17 CFR 275.204A-1] under the Investment Advisers Act of 1940 [15 U.S.C. 80b]. The SEC clarified in the Investment Advisers Codes of Ethics release that such information must be received by the Adviser within 30 days following quarter-end.

7.	Administration of the Code

(a)	The CCO will review all reports and other information submitted under this Code. This review will include, but not be limited to: 1) an assessment of whether the Access Person followed the required procedures, 2) an assessment of whether the Access Person has traded in the same securities as the Firm’s clients and if so, determining whether the client terms for the transactions were more favorable, 3) an assessment of any trading patterns that may indicate abuse, including market timing, and 4) performing any other assessment that may be necessary to determine whether there have been any violations of the Code.

(b)	Access Persons are required to immediately report any potential violation or violation of this Code of which he or she becomes aware, to the CCO. No Access Person will be sanctioned for reporting a potential violation or violation.

(c)	Each Access Person shall receive a copy of the Code initially upon becoming an Access Person, annually and anytime the Code is amended. Upon receipt, each Access Person is required to read and understand the requirements of the Code and then submit to the CCO the Code of Ethics Acknowledgment Form (Appendix 11). The Acknowledgment Form must be submitted no later than 30 days from the date of receipt of the Code and any amendments thereto.

(d)	This Code does not amend or supersede any other Code(s) of Ethics that may affect the duties and obligations of any person affected hereby.

(e)	No less frequently than annually, the CCO will furnish to the board of directors of its mutual fund sub-advisory relationships a written report that:

i.	Describes any issues arising under the Code during the reporting period, including, but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations; and
ii.	Certifies that the Firm has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

8.	Violations of the Code

The CCO will assess whether any violation has occurred. If it is determined that a violation has occurred, the CCO may impose such sanctions as deemed appropriate, including, but not limited to suspension of personal trading privileges for a period, disgorging of profits made by the violator, fines and/or dismissal from Metis.

9.	Exceptions

The CCO may grant written exceptions to the provisions of the Code based on equitable considerations (e.g., rapid markets, hardship, satisfaction of a court order, etc.). The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions, and may apply to past as well as future transactions, provided that no exception will be granted where the exceptions would result in a violation of Rule 204A-1 of the Advisers Act, Rule 17j-1 of the Investment Company Act, or any other Federal Securities Law.

10.	Record keeping Requirements

The CCO will be responsible for maintaining the following records pertaining to the Code for a minimum of five years from the end of the fiscal year in which the report was obtained and/or in effect, the first two years on-site in an accessible place, with the exception of (c) below, which will be kept for five years after the individual ceases to be deemed an Access Person.

(a)	A list of all of the Firm’s Access Persons, which will include every person who was deemed an Access Person at any time within the past five years, even if they are no longer deemed as such.

(b)	Copies of the Code and all amendments thereto.

(c)	Copies of all the written acknowledgments required in 7(c) above submitted by each Access Person.

(d)	A record of any violation of the Code and any action taken as a result of the violation.

(e)	Copies of each report submitted by an Access Person required in 6(b) and (c) above.

(f)	Copies of all brokerage statements submitted in accordance with 6(a) above.

(g)	All pre-clearance decisions and the reasons supporting the decision.

Any Access Person having questions relating to the Code should contact the CCO.

Code of Ethics – Appendix 1

METIS GLOBAL PARTNERS, LLC
EXAMPLES OF BENEFICIAL OWNERSHIP

•	Securities held by an Supervised Person for their own benefit, regardless of the form in which held;

•	Securities held by others for an Supervised Person’s benefit, such as securities held by custodians, brokers, relatives, executors or administrators;

•	Securities held by a pledge for an Supervised Person’s account;

•	Securities held by a trust in which an Supervised Person has an income or remainder interest, unless the Supervised Person’s only interest is to receive principal (a) if some other remainderman dies before distribution or (b) if some other person can direct by Will a distribution of trust property or income to the Supervised Person;

•	Securities held by an Supervised Person as trustee or co-trustee, where the Supervised Person or any member of their immediate family (i.e., spouse, children or their descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as a blood relationship) has an income or remainder interest in the trust;

•	Securities held by a trust of which the Supervised Person is the settler, if the Supervised Person has the power to revoke the trust without obtaining the consent of all the beneficiaries;

•	Securities held by a general or limited partnership in which the Supervised Person is either the general partner of such partnership or a controlling partner of such entity (e.g., Supervised Person owns more than 25% of the partnership’s general or limited partnership interests);

•	Securities held by a personal holding company controlled by a Supervised Person alone or jointly with others;

•	Securities held in the name of minor children of a Supervised Person or in the name of any relative of a Supervised Person or of their spouse (including an adult child) who is presently sharing the Supervised Person’s home;

•	Securities held in the name of any person other than a Supervised Person and those listed above, if by reason of any contract, understanding, relationship, agreement, or other arrangement the Supervised Person obtains benefits equivalent to those of ownership; and

•	Securities held in the name of any person other than an Supervised Person, even though the Supervised Person does not obtain benefits equivalent to those of ownership (as described above), if the Supervised Person can vest or re-vest title in himself.

Code of Ethics – Appendix 2

METIS GLOBAL PARTNERS, LLC
INSIDER TRADING POLICIES AND PROCEDURES

The Insider Trading and Securities Fraud Enforcement Act of 1988 (“1988 Act”) further extends the safeguards of the Securities Exchange Act of 1934 as it pertains to "insider trading."

An "insider" is a person with access to material key information about a publicly traded company before it is announced to the public. Typically, the term refers to corporate officers, directors and key employees, but may be extended to include relatives and/or others in a position to capitalize on insider information. Additionally, persons may be characterized as "temporary" or "constructive" insiders if they have access to material non-public information for a legitimate purpose in the context of a transaction for a particular company. Examples include, but are not limited to accountants, attorneys and even printers who print financial information.

"Insider Information" describes material non-public information regarding corporate events that have not yet been made public. For example, the officers of a firm know in advance if the company is about to be acquired or if the latest earning report is going to differ significantly from information previously released. If information reasonably influences the purchase, sale or market value of a company's securities and such information has not yet been publicized in a widely used medium, then it is considered insider information.

The Firm’s employees are prohibited from acting upon material non-public information. The 1988 Act authorizes civil penalties of up to three times the profit gained or lost for trades which were based on inside information. Criminal liability could result in a maximum fine of up to $5,000,000 and twenty (20) years imprisonment. Please note that “tipping” is the passing along of material, non- public information to others. Penalties for tipping can apply whether or not the person providing the inside information derives a benefit from another's actions. Recommending or hinting that others buy or sell securities while in possession or are aware of material non-public information, even without telling the person why, can still be unlawful.

A.	POLICIES

In working with clients, Access Persons may receive insider information. For instance, a client may be an officer or director of a firm that is undergoing material structural changes, or perhaps clients may be “temporary insiders” due to contact with corporate officers or directors. Access Persons are prohibited from using inside information when placing any trades of securities for clients. Furthermore, Access Persons may not transact any trades for their own accounts or for the benefit of any third-party clients based upon such information.

If an Access Person is unsure or suspects that he/she may have obtained or may be perceived to have obtained insider information, please notify the CCO.

B.	PROCEDURES

Any Access Person who becomes aware of information, which could be classified as material, non- public information, should immediately advise the CCO. In addition, if inside information is received the CCO will place that security on the Firm’s restricted list.

Be sure that insider information is not communicated (or tipped) in any way.

Also purchasing/selling a security personally, the Access Person must first check with the CCO to be sure that it is not on the Firm’s restricted list.

Code of Ethics – Appendix 3

METIS GLOBAL PARTNERS, LLC
INSIDER TRADING POLICIES AND PROCEDURES
ACKNOWLEDGEMENT FORM AND CERTIFICATE OF COMPLIANCE

________________________________________
NAME (PLEASE PRINT)

1.	Metis Global Partners, LLC Insider Trading Policies and Procedures (“Insider Trading Policy”) updated as of May, 2015, has been provided to me for my review.

2.	I certify that I have read and understand the Insider Trading Policy and will comply with, and have complied with as applicable, these policies and procedures during the course of my association with Metis.

3.	I agree to promptly report to the CCO any violation, or possible violation, of the Insider Trading Policy of which I became aware.

4.	I understand that violation of the Insider Trading Policy will be grounds for disciplinary action up to and including dismissal and may also be a violation of federal and/or state securities laws.

SIGNATURE

DATE

Code of Ethics – Appendix 4

METIS GLOBAL PARTNERS, LLC
POLITICAL CONTRIBUTION PRE-APPROVAL FORM

Metis Global Partners, LLC. (“Metis”) has established written policies and procedures regarding political contributions. Importantly, in order to avoid any potential or real conflicts of interest and to adhere to applicable state and federal regulations, Access Persons must obtain written pre- approval from the CCO prior to making any political contributions.

Section I - Instructions: Please complete the following:

Name of contributor*:
Name of recipient:
Amount of contribution:
Date contribution was made:
Political office the recipient was running for:

Is the contributor eligible to vote for recipient? (Please circle one) Yes    No
Does the recipient have an existing or potential business relationship with Metis and/or the contributor? (Please circle one) Yes   No

If yes, please describe the relationship:

*	If Metis is the contributor, please specify and include name and title of officer reporting on behalf of the firm.

Section II: Certification of Contributor

By signing below, I certify to the following:

•	This contribution was not made to directly or indirectly to obtain any type of business or favors for myself or Metis.

•	To the best of my knowledge, neither I nor Metis will benefit directly or indirectly from this contribution.

•	The above information is true and correct.

Signature:	Date:

Name (Print):	Title:

For Compliance Use Only:
Permission from Compliance has been [ ] Approved [ ] Denied for this Access Person to make the contribution described above.

Compliance Approval/Denial by:	Date:

Code of Ethics – Appendix 5

METIS GLOBAL PARTNERS, LLC

Reporting of Political Contribution by New Employee*

Section I: Contribution Information

Name of contributor:
Name of recipient:
Amount of contribution:
Date contribution was made:
Political office the recipient was running for:

Was the contributor eligible to vote for recipient? (Please circle one) Yes   No

Section II: Certification of Contributor

By signing below, I certify to the following:

•	This contribution was not made to directly or indirectly to obtain any type of business or favors for myself or Metis.

•	To the best of my knowledge, neither I nor Metis will benefit directly or indirectly from this contribution.

•	The above information is true and correct.

Signature of Contributor:

Date:

*	Please complete one form for each contribution made within the last six months, or two years if your position requires you to solicit business on behalf of Metis.

EXHIBIT C

METIS GLOBAL PARTNERS, LLC	Date:
Gift Reporting Form	Submitted by:

Metis’ Policy: No Access Person shall accept or give any gift or other item (including but not limited to cash, merchandise, prizes, travel expenses, entertainment tickets) of more than $100 in value from any person or entity that does business with or on behalf of the Firm. All gifts given and received must be reported to the CCO at the time the gift was given and/or received. Meals, entertainment and travel in the presence of the person or entity that does or seeks to do business with Metis are permitted outside the $100 limit, but must be reported to the CCO prior to the event. Metis currently does not allow Supervised Persons to provide or make available gifts to ERISA clients. The CCO will periodically and no less than annually require all Supervised Persons to confirm in writing whether they have made any gifts to ERISA clients and based on their responses will complete and submit the necessary paperwork to the Department of Labor.

Code of Ethics – Appendix 6

Metis Employee Name:
Name of Person Providing Gift:
Detailed Description of Gift:

Estimate Value:
Reason for Gift:
Approved by & date:

Code of Ethics – Appendix 7

METIS GLOBAL PARTNERS, LLC
OUTSIDE BUSINESS ACTIVITY APPROVAL FORM

Metis Global Partners, LLC (“Metis”) requires its employees and Supervised Persons to obtain prior written permission to have any outside employment or to receive any employment compensation other than through their affiliation with Metis. The firm’s Codes of Ethics also require you to notify the CCO prior to accepting certain outside employment.

Instructions: Please check all that apply:

1.
I understand that I must provide written documentation to Metis prior to accepting (a) any board position or assignment with a non-public entity (including any church, not-for- profit organization or college/university) where I am to serve in an investment-related position, (b) any type of board position regardless if investment related or not, and/or (c) any outside compensation while still employed or associated with Metis.

2.	I do not have any outside employment nor do I receive any compensation other than through my employment at or association with Metis.

3.	I have accepted a position or assignment with a non-public company for which I hold an investment related position:

(Name of Company)

(Title/Main Responsibilities)	(Start Date)

4.	I have accepted [ ] outside employment (including a board position or assignment) and/or
[ ] am receiving outside compensation while I am associated with Metis:

(Name of Company)

(Title/Position)	(Start Date)

5.	I have not accepted, but request permission to accept outside employment and/or compensation in addition to my employment at Metis:

(Name of Company)

(Title/Position)	(Start Date)

ACKNOWLEDGEMENT: I hereby certify that all information provided above is true and correct.

Signature:	Date:

Name (Print):	Title:

For Compliance Use Only:

Permission from Compliance has been [   ] Granted [   ] Denied for this Employee/Supervised Person to engage in outside business activity as outlined above.

Compliance Approval by:	Date:

Code of Ethics – Appendix 8

METIS GLOBAL PARTNERS, LLC
OUTSIDE BROKERAGE ACCOUNTS REPORTING FORM

Instructions. Please provide the following information for each securities account you hold at an institution outside of Metis Global Partners, LLC (“Metis”). If you have no such accounts outside of Metis, mark the appropriate box below, print your name and return the form as instructed. Metis will send a letter of authorization to each custodian permitting the account to be maintained and requesting that copies of duplicate statements be provided to Metis. Any questions should be directed to the CCO. If you have more than three outside brokerage accounts to report, please use additional forms.

1.	Please Check one: [ ] Employee [ ] Investment Advisory Representative [ ] Temporary Personnel

Name	Supervised Person ID Number	Telephone
Number

2.	[ ] Add Account [ ] Remove Account [ ] Existing Account

Account Registration	Account Number

Name and Address of Financial Institution

Account Type (e.g. Custodial, Roth IRA) and Date Opened	Relationship to you

3.	[ ] Add Account [ ] Remove Account [ ] Existing Account

Account Registration	Account Number

Name and Address of Financial Institution

Account Type (e.g. Custodial, Roth IRA) and Date Opened	Relationship to you

4.	[ ] Add Account [ ] Remove Account [ ] Existing Account

Account Registration	Account Number

Name and Address of Financial Institution

Account Type (e.g. Custodial, Roth IRA) and Date Opened	Relationship to you

5.	Acknowledgement and Certification. I acknowledge that the above list represents all outside securities account in which I have direct or indirect beneficial interest as defined in Metis’ Codes of Ethics. I hereby acknowledge that I have received a copy of Metis’ Codes of Ethics. I further acknowledge that it is my responsibility to read, understand and comply by the policies outlined in Metis’ Codes of Ethics.

[ ]	By marking this box, I have acknowledged and agreed to the statement above.
[ ]	I do not have any securities account held at an institution outside of Metis.

Signature	Date

Print Name	Title/Affiliation

EXHIBIT C

Code of Ethics – Appendix 9

METIS GLOBAL PARTNERS, LLC	Submitted By:

QUARTERLY PERSONAL SECURITIES TRANSACTION REPORT	Date:
___________________________________	No Trades to Report:
(Initial if Applicable)
Account Name	Acct #	Full Security Name	Ticker Symbol/ CUSIP	Date Of Transaction	Transaction Type: Buy/Sell Short/Long	No. of Shares	Broker-Dealer Used

Code of Ethics – Appendix 10

Annual Holdings Declaration

In compliance with SEC guidelines and recommendations, once annually, Metis Global Partners, LLC mandates each employee and Access Person to complete this declaration of personal securities holdings within 30 days of receipt. The employee or Access Person must declare: 1) all personal securities holdings owned by the employee or Access Person as of the date of this declaration, including securities in accounts where the employee or Access Person is listed as a joint owner, beneficiary or has control over the account (such as a trustee), and 2) securities owned by the employee’s or Access Person’s immediate family members living in the same household.

Date:

I, __________________________ declare that the following is a complete list of the securities held by me, including all securities in accounts where I am a beneficiary and/or exercise control, and my immediate family members that live in my household as of the end of calendar year _______.

In lieu of listing each security, I am attaching a copy of each account statement, which lists the securities I am required to declare.

Brokerage accounts:

Owner’s name:
Brokerage Firm:
Account number:

Owner’s name:
Brokerage Firm:
Account number:

Owner’s name:
Brokerage Firm:
Account number:

Owner’s name:
Brokerage Firm:
Account number:

Partnerships:

Owner’s name:
Partnership:

Owner’s name:
Partnership:

Owner’s name:
Partnership:

Owner’s name:
Partnership:

Securities Not Held in Any Account:

Owner’s name:
Security:
Location:

Owner’s name:
Security:
Location:

Owner’s name:
Security:
Location:

Owner’s name:
Security:
Location:

Signature and Date

Addendum

Types of Securities for Exclusion and Inclusion on Annual Holdings Declaration

College Savings Programs
If the program does not invest in any type of Covered Security and is not held at a brokerage firm, it does not need to be reported.

Foundations
If the employee owns/created the foundation, it should be reported as an outside business activity, but not a security holding. Donations to foundations or charities do not need to be reported. An employee should not donate to a foundation or charity in exchange for receiving business from the foundation or charity.

Private Partnerships
Private partnerships and private funds need to be reported.

Real Estate
Ownership in real property does not need to be reported. Investments in REITs or private placements/funds that invest in real estate do need to be reported.

Annuities/Insurance Programs
The product needs to be reported only if it invests in Covered Securities.

401Ks
The holdings do not need to be reported if the 401K only invests in unaffiliated third party open end mutual funds. If the 401K invests in any other type of Covered Security that is not considered “exempt”, then the holdings and account need to be reported.

IRA’ s
IRA’s need to be reported if the account holds any type of reportable Covered Security.

Code of Ethics – Appendix 11

METIS GLOBAL PARTNERS, LLC CODE ACKNOWLEDGEMENT FORM AND CERTIFICATE OF COMPLIANCE

_________________________________________
NAME (PLEASE PRINT)

1.	Metis’ Codes of Ethics (“Code”), updated as of May, 2015, and has been provided to me for my review.

2.	I have read and understand the Code, recognize that I am subject to the Code and will comply and have complied with as applicable, with the requirements of the Code at all times during the course of my association with Metis.

3.	I agree to promptly report to the CCO any violation, or potential violation of this Code, which I become aware.

4.	I understand that a violation of this Code and/or a violation of federal and/or state securities laws will be grounds for disciplinary action as decided by the CCO, which could include but not be limited to dismissal of employment.

5.	I certify I will report, and have reported as applicable, all Securities transactions, holdings, gifts, new outside brokerage accounts, political contributions and outside business activities as required by the Code.

6.	I certify that I have executed the Metis Global Partners, LLC Insider Trading Acknowledgement Form and agree to comply with the Firm’s Insider Trading Policies and Procedures.

SIGNATURE

DATE